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                                   EXHIBIT 22

                           SUBSIDIARIES OF THE COMPANY



                                                                 Percentage of
              Name and Place of Incorporation                       Ownership
              -------------------------------                    -------------


New Brunswick Scientific (U.K.) Limited
 Incorporated in The United Kingdom                                   100%

NBS Benelux B.V.
 Incorporated in The Netherlands                                      100%

New Brunswick Scientific N.V.
 Incorporated in Belgium                                              100%

New Brunswick Scientific GmbH
 Incorporated in Germany                                              100%

New Brunswick Scientific of Delaware, Inc.
 Incorporated in the State of Delaware                                100%

New Brunswick Scientific International, Inc.
 Incorporated in the State of Delaware                                100%

NBS Sales Co., Limited
 Incorporated in Jamaica                                              100%

New Brunswick Scientific West Inc.
 Incorporated in the State of California                              100%

New Brunswick Scientific S.A.R.L.
 Incorporated in France                                               100%